SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to report that the Petroleum Engineer for the Manahuilla Prospect in Goliad County, Texas has provided this following update on the status of the BB Gayle #1 test well. “The BB Gayle #1 well was drilled, logged, and has casing set on it. The target formation, Yegua, was encountered from 6,150 feet to 6,798 feet 4 ½ inch casing was set from 7,000 feet to surface, and was cemented with an estimated cement top at 5,000 feet. There were many gas shows while drilling, along with many small drilling breaks (8-12 inches) indicating a laminated sand and shales. When the Yegua was first penetrated the mud was gas cut from 14.5 pounds per gallon to under 9.0 pounds per gallon, with over a 900 unit gas show. Based on the log analysis there appears to be over 60 feet of net pay. The completion plans are to perforate 60 feet of net pay. A 2 1/8 inch strip gun, with 6 shots per foot will be used. The zones will be perforated under-balanced by over 2,100 pounds per square inch of gas, with a deep penetrating gun. This will provide for a good cleaned up completion, with no near wellbore damage. The well is scheduled to be perforated and tested on Friday, June 4th. Expected flow-rates are 1.5 to 4.0 million cubic feet per day, along with a 100-200 barrels of condensate per day.”

Bernie McDougall, our president stated, “If this well flows at the rates the petroleum engineers expects then this will be the biggest well that MSEV has ever been associated with.  If this first well is successful, then it is anticipated that a further 10-12 wells would also be drilled on this prospect.”

We are an emerging oil and gas company with has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have fourteen independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and five wells producing oil and/or gas revenue in Texas. We are currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         June 3, 2004